Exhibit 99.1

Providian Financial Corporation Reports

Second Quarter 2005 Earnings Results

Earnings up Strongly over Prior Year

Company Posts Solid Loan Growth

Credit Quality Continues to Improve

San Francisco, CA, July 21, 2005 – Providian Financial Corporation (NYSE: PVN) today announced net income for the second quarter of 2005 of $225.3 million, or $0.67 per diluted share, compared to net income of $49.9 million, or $0.16 per diluted share, in the second quarter of 2004.  The results were positively affected by the resolution of two outstanding tax audits that resulted in a benefit to net income of $0.18 per diluted share.  “We are quite pleased with the results of the second quarter,” said Joseph Saunders, Providian’s chairman and chief executive officer.  “The results continue the tremendous progress with which we began this year and put us on a nice trajectory as we prepare for our merger with Washington Mutual.”

Financial Highlights - Reported Basis

Net revenues on a reported basis, comprised of reported net interest income and reported non-interest income, totaled $610.3 million in the second quarter of 2005, compared to $516.7 million in the second quarter of 2004.  The net interest margin on average reported loans in the second quarter of 2005 was 8.44% and the non-interest margin on average reported loans was 23.31%.  The Company’s risk adjusted margin on average reported loans expanded to 25.80% from 23.57% in the second quarter of 2004.

Reported net credit losses in the second quarter of 2005 were $113.9 million, resulting in a reported net credit loss rate of 5.95%, compared to 9.10% in the second quarter of 2004.   The Company’s reported 30+ day delinquency rate at the end of the second quarter of 2005 was 3.23%, down 151 basis points from 4.74% at the end of the second quarter of 2004.

Reported loans receivable at the end of the second quarter of 2005 were $6.87 billion compared to $6.88 billion at the end of the second quarter of 2004.

Financial Highlights - Managed Basis

Net revenues on a managed basis, comprised of net interest income and non-interest income from both reported and securitized loans, totaled $873.6 million in the second quarter of 2005, compared to $891.7 million in the second quarter of 2004. The net interest margin on average managed loans in the second quarter of 2005 was 12.71% and the non-interest margin on average managed loans was 6.72%.  The risk-adjusted margin on average managed loans increased to 11.12% in the second quarter from 9.18% in the second quarter of 2004.

Managed net credit losses in the second quarter of 2005 were $377.2 million, resulting in a

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managed net credit loss rate of 8.31%, compared to 12.53% in the second quarter of 2004 and 8.43% in the first quarter of this year.  The Company’s managed 30+ day delinquency rate at the end of the second quarter of 2005 was 4.84% compared to 6.44% at the end of the second quarter of 2004.

Managed loans receivable at the end of the second quarter of 2005 were $18.6 billion, an increase of $477 million over the first quarter of 2005.

Other Second Quarter Results

The Company added approximately 550,000 gross new accounts in the second quarter of 2005, a net increase of 100,000 accounts for the period.

Non-interest expense for the second quarter of 2005 was $224.2 million, compared to $259.1 million in the second quarter of 2004.  Non-interest expense, excluding solicitation and advertising, in the second quarter was $159.9 million.

The Company ended the second quarter of 2005 with total equity of $3.08 billion and an allowance for credit losses of $421.5 million, which together represent approximately 51% of reported loans and approximately 19% of managed loans.  Cash and investments ended the quarter at approximately $4.9 billion, representing approximately 35% of total reported assets and approximately 20% of total managed assets.

Managed Financial Information

The Company presents financial information on both a reported and managed basis.  “Reported” financial information refers to GAAP financial information, while “managed” financial information is derived by adjusting the reported financial information to add back securitized loan balances and the related finance charge and fee income, credit losses, and net interest costs.  The interests the Company retains in the securitized loan balances create financial exposure to the current and expected cash flows of the securitized loans.  Although the loans sold are not on the Company’s balance sheet, their performance affects the Company’s retained interests in the securitizations as well as its results of operations and its financial position.  In addition, the Company continues to service the securitized loans.

About Providian

San Francisco-based Providian Financial is a leading provider of credit cards to mainstream American customers throughout the U.S.  By combining experience, analysis, technology and outstanding customer service, Providian seeks to build long-lasting relationships with its customers by providing products and services that meet their evolving financial needs.

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of

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the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections.  Forward-looking statements include, without limitation: expressions of the “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of the Company and its subsidiaries; and other statements that are not historical fact.  Forward-looking statements are based on certain assumptions by management and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  These risks and uncertainties include, but are not limited to, competitive pressures; factors that affect liquidity, delinquency rates, credit loss rates, and charge-off rates; general economic conditions; consumer loan portfolio growth; changes in the cost and/or availability of funding due to changes in the deposit, credit, or securitization markets; changes in the way the Company is perceived in such markets and/or conditions relating to existing or future financing commitments; the effect of government policy and regulation, whether of general applicability or specific to the Company, including restrictions and/or limitations relating to the Company’s minimum capital requirements, deposit-taking abilities, reserving methodologies, dividend policies and payments, growth, and/or underwriting criteria; year-end adjustments; changes in accounting rules, policies, or assumptions or in the interpretation or application of such rules, policies, or assumptions; changes to or the restatement of prior period financial statements or results as the result of accounting errors or other circumstances; the success of product development efforts; legal and regulatory proceedings, including the impact of ongoing litigation; interest rates; one-time charges; extraordinary items; the ability to recruit or replace key personnel; and the impact of existing, modified, or new strategic initiatives.  These and other risks and uncertainties are described in detail in the Company’s Annual Report on Form 10-K and Annual Report to Stockholders for the fiscal year ended December 31, 2004 under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors.” Other risks and uncertainties include matters related to the proposed merger with Washington Mutual, Inc. (including, among others, risks related to stockholder and regulatory approvals, integration issues, and the realization of expected growth opportunities and cost savings from the merger).  Readers are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date thereof.  The Company undertakes no obligation to update any forward-looking statements.

Additional information regarding the second quarter 2005 results is provided in the form of a copy of the second quarter 2005 earnings conference call script which is available on the Company’s website at www.providian.com under Investor Relations.

For more information – Investors please call Jack Carsky at 415-278-4977.  Media, please contact Alan Elias at 415-278-4189.

Note:  Investor information is available on Providian Financial’s website at www. providian.com.

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Providian Financial Corporation

Financial & Statistical Summary

Reported Financial Measures

(unaudited)

	2005	2005	2004	2004	2004
(in millions, except per share and employee data)	Q2	Q1	Q4	Q3	Q2

Reported Earnings:
Net Interest Income	$164.1	$134.3	$132.8	$139.3	$115.4
Non-Interest Income	446.2	390.8	396.0	421.2	401.3
Total Net Revenue	610.3	525.1	528.8	560.5	516.7
Provision for Credit Losses	96.5	60.8	85.1	161.4	182.0
Non-Interest Expense	224.2	261.0	264.3	256.9	259.1
Income Before Income Taxes	289.6	203.3	179.4	142.2	75.6
Income Tax Expense	64.3	70.3	34.8	49.1	25.7
Net Income	$225.3	$133.0	$144.6	$93.1	$49.9
Reported Financial Data:
Quarter:
Net Credit Losses	$114	$80	$119	$128	$150
Provision for Credit Losses	$96	$61	$85	$161	$182
Quarter End:
Total Loans	$6,866	$7,127	$7,522	$7,307	$6,884
Total Assets	$14,079	$14,047	$14,345	$13,836	$13,535
Total Equity	$3,080	$2,844	$2,710	$2,557	$2,442
Quarter Average:
Total Loans (1)	$7,655	$7,164	$6,936	$7,340	$6,611
Earning Assets (1)	$12,297	$12,027	$12,372	$11,782	$11,479
Total Assets	$14,037	$14,105	$14,340	$13,622	$13,432
Total Equity	$2,914	$2,791	$2,647	$2,502	$2,393
Key Reported Statistics:
Net Interest Margin on Average Earning Assets (2)	5.34%	4.47%	4.29%	4.73%	4.02%
Net Interest Margin on Average Loans (3)	8.44%	7.62%	8.19%	8.14%	8.39%
Risk Adjusted Margin on Average Loans (4)	25.80%	24.95%	24.17%	24.10%	23.57%
Adjusted Margin on Average Loans (5)	9.26%	10.10%	9.03%	8.53%	7.58%
Non-interest Income Margin (6)	23.31%	21.82%	22.84%	22.95%	24.28%
Return on Average Assets	6.42%	3.77%	4.03%	2.73%	1.49%
Return on Equity	30.92%	19.04%	21.85%	14.89%	8.35%
Allowance as a Percent of Loans	6.14%	6.16%	7.97%	8.67%	8.72%
Net Credit Loss Rate (7)	5.95%	4.49%	6.86%	6.99%	9.10%
30+ Day Delinquency Rate (8)	3.23%	3.15%	4.61%	4.61%	4.74%
Equity to Assets	21.88%	20.25%	18.89%	18.48%	18.04%
Common Share Statistics:
Earnings Per Common Share - Basic	$0.77	$0.46	$0.50	$0.32	$0.17

Earnings Per Common Share - Assuming Dilution	0.67	0.40	0.44	0.29	0.16

Book Value Per Share (Period End)	$10.45	$9.67	$9.23	$8.73	$8.37
Total Market Capitalization (Period End)	$5,196	$5,047	$4,834	$4,552	$4,282
Shares Outstanding (Period End)	294.7	294.1	293.5	293.0	291.9
Weighted Average Shares O/S - Basic	291.4	290.9	289.6	289.3	288.4
Weighted Average Shares O/S - Diluted	346.5	340.4	339.7	333.6	332.6
Interest on convertible senior notes, net-of-taxes	7.6	4.7	4.7	2.9	2.9

Accounts	9.5	9.4	10.3	10.3	10.3
Employees (FTE)	3,142	3,197	3,263	3,457	3,763

(1)             The Q1 2005 average balances exclude loans held for securitization or sale in the amount of $183 million.

(2)             Represents interest income, less interest expense, expressed as a percentage of reported average earning assets.

(3)             Represents interest income, less interest expense, expressed as a percentage of reported average loans receivable. Interest expense is allocated to reported average loans receivable based on the ratio of reported average loans receivable to reported average earning assets.

(4)             Represents interest income, less interest expense and net credit losses, plus non-interest income, expressed as a percentage of reported average loans receivable. Interest expense is allocated to reported average loans receivable based on the ratio of reported average loans receivable to reported average earning assets.

(5)             Represents interest income, less interest expense and net credit losses, plus credit product fee income on reported average loans receivable, expressed as a percentage of reported average loans receivable. Interest expense is allocated to reported average loans receivable based on the ratio of reported average loans receivable to reported average earning assets.

(6)             Represents reported non-interest income expressed as a percentage of reported average loans receivable.

(7)             Represents principal amounts of reported loans receivable that have been charged off, less recoveries, expressed as a percentage of reported average loans receivable during the period; fraud losses are not included.

(8)             Represents reported loans receivable that are 30 days or more past due at period end, expressed as a percentage of reported loans receivable at period end.

Providian Financial Corporation

Financial & Statistical Summary

Managed Financial Measures

(unaudited)

	2005	2005	2004	2004	2004
(dollars in millions)	Q2	Q1	Q4	Q3	Q2

Managed Net Revenue:
Net Interest Income	$568.5	$541.8	$580.1	$574.0	$557.3
Non-Interest Income	305.1	281.7	275.4	312.0	334.4
Total Net Revenue (1)	$873.6	$823.5	$855.5	$886.0	$891.7
Managed Financial Data:
Quarter:
Net Credit Losses	$377.2	$378.8	$445.6	$453.8	$525.4
Net Change in Reported Allowance for Credit Losses (2)	(17.4)	(19.6)	(33.8)	33.1	31.7
Adjusted Credit Losses	$359.8	$359.2	$411.8	$486.9	$557.1

Quarter End:
Total Loans (3)	$18,566	$18,089	$18,536	$17,901	$17,245
Securitized Loans (4)	$11,700	$10,962	$11,014	$10,594	$10,361
Total Assets (5)	$23,986	$23,340	$23,637	$22,685	$22,196
Total Equity	$3,080	$2,844	$2,710	$2,557	$2,442
Quarter Average:
Total Loans (6)	$18,162	$17,979	$17,864	$17,469	$16,778
Securitized Loans (4)	$10,507	$10,815	$10,928	$10,129	$10,167
Earning Assets (6)	$22,804	$22,842	$23,300	$21,911	$21,646
Total Assets	$22,919	$23,244	$23,475	$22,077	$22,032
Total Equity	$2,914	$2,791	$2,647	$2,502	$2,393

Key Managed Statistics:

Net Interest Margin on Average Earning Assets (7)	9.97%	9.49%	9.96%	10.48%	10.30%
Net Interest Margin on Average Loans (8)	12.71%	12.30%	13.34%	13.46%	13.74%
Risk Adjusted Margin on Average Loans (9)	11.12%	10.14%	9.53%	10.21%	9.18%
Adjusted Margin on Average Loans (10)	9.77%	9.51%	9.42%	9.27%	7.44%
Non-interest Income Margin (11)	6.72%	6.27%	6.17%	7.14%	7.97%
Return on Average Assets	3.93%	2.29%	2.46%	1.69%	0.91%
Net Credit Loss Rate (12)	8.31%	8.43%	9.98%	10.39%	12.53%
30+ Day Delinquency Rate (13)	4.84%	5.16%	6.16%	6.27%	6.44%
Equity to Managed Assets	12.84%	12.19%	11.46%	11.27%	11.00%

(1)             Represents the interest income and non-interest income earned from managed loans receivable and investments less interest expense, including the interest costs payable to securitization investors.

(2)             The net change in the reported allowance for credit losses excludes the allowance transferred to loans held for securitization or sale.

(3)             Represents all loans receivable from customer accounts that are managed by the Company, including the loans receivable reported on the Company’s statement of financial condition and the loans receivable removed or reclassified from the Company’s statement of financial condition through the Company’s securitizations. Loans receivable amounts exclude estimated uncollectible interest and fees.

(4)             Effective December 2002, the Company adopted the federal banking agencies’ accrued interest receivable, or AIR, guidance, resulting in a reclassification of a portion of accrued interest receivable from reported loans receivable to due from securitizations during 2005 and 2004. Securitized loans for 2005 and 2004 include the AIR reclassification.

(5)             Managed assets represent total assets reported on the Company’s statement of financial condition, plus the loans receivable removed or reclassified from loans receivable on its statement of financial condition through securitizations, less the retained interests from securitizations reported on its statement of financial condition.

(6)             The Q1 2005 average balances exclude loans held for securitization or sale in the amount of $183 million.

(7)             Represents interest income, less interest expense, expressed as a percentage of managed average earning assets.

(8)             Represents interest income, less interest expense, expressed as a percentage of managed average loans receivable. Interest expense is allocated to managed average loans receivable based on the ratio of managed average loans receivable to managed average earning assets.

(9)             Represents interest income, less interest expense and net credit losses, plus non-interest income, expressed as a percentage of managed average loans receivable. Interest expense is allocated to managed average loans receivable based on the ratio of managed average loans receivable to managed average earning assets.

(10)       Represents interest income, less interest expense and net credit losses, plus credit product fee income on managed average loans receivable, expressed as a percentage of managed average loans receivable. Interest expense is allocated to managed average loans receivable based on the ratio of managed average loans receivable to managed average earning assets.

(11)       Represents managed non-interest income expressed as a percentage of managed average loans receivable. Managed non-interest income excludes the interest income reclassification related to certain retained beneficial interests.

(12)       Represents principal amounts of managed loans receivable that have been charged off, less recoveries, expressed as a percentage of managed average loans receivable during the period; fraud losses are not included.

(13)       Represents managed loans receivable that are 30 days or more past due at period end, expressed as a percentage of managed loans receivable at period end.

Providian Financial Corporation

Delinquency Summary

Quarterly

(unaudited)

	2005		2005		2004		2004		2004
	Q2		Q1		Q4		Q3		Q2
(dollars in thousands)	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans
Reported
Loans outstanding	$6,866,450	100.00%	$7,127,214	100.00%	$7,522,401	100.00%	$7,306,507	100.00%	$6,883,942	100.00%
Loans delinquent
30 - 59 days	$76,647	1.12%	$72,377	1.02%	$109,014	1.45%	$109,195	1.49%	$106,713	1.55%
60 - 89 days	51,595	0.75%	52,116	0.73%	80,152	1.06%	79,558	1.09%	76,073	1.11%
90 or more days	93,550	1.36%	100,139	1.40%	157,776	2.10%	147,963	2.03%	143,225	2.08%

Total	$221,792	3.23%	$224,632	3.15%	$346,942	4.61%	$336,716	4.61%	$326,011	4.74%

Securitized
Loans outstanding (1)	$11,699,468		$10,961,605		$11,013,352		$10,594,908		$10,361,415
Loans delinquent
30 - 59 days	$220,466		$200,858		$244,041		$248,849		$251,973
60 - 89 days	155,441		157,898		182,531		187,693		183,179
90 or more days	301,339		350,028		367,963		348,770		348,995

Total	$677,246		$708,784		$794,535		$785,312		$784,147

Managed
Loans outstanding	$18,565,918	100.00%	$18,088,819	100.00%	$18,535,753	100.00%	$17,901,415	100.00%	$17,245,357	100.00%
Loans delinquent
30 - 59 days	$297,113	1.60%	$273,235	1.51%	$353,055	1.90%	$358,044	2.00%	$358,686	2.08%
60 - 89 days	207,036	1.11%	210,014	1.16%	262,683	1.42%	267,251	1.49%	259,252	1.50%
90 or more days	394,889	2.13%	450,167	2.49%	525,739	2.84%	496,733	2.78%	492,220	2.86%

Total	$899,038	4.84%	$933,416	5.16%	$1,141,477	6.16%	$1,122,028	6.27%	$1,110,158	6.44%

(1)         Excludes the senior seller’s interest in the loans receivable transferred in securitizations, which is included in reported loans receivable.  Includes the seller’s interest subordinated component, or AIR, which is reported in due from securitizations on the Company’s statement of financial condition.

Providian Financial Corporation

Reported and Managed Monthly Net Credit Loss and Delinquency Rates

June 30, 2005

Providian Financial Corporation’s reported and managed net credit loss rates for the month ended June 30, 2005 and its 30+ day reported and managed delinquency rates as of June 30, 2005 are presented in the following table (unaudited).

	Reported	Managed

Net Credit Loss Rate (1)	6.37%	7.97%

30+ Day Delinquency Rate (2)	3.23%	4.84%

(1)        Represents the principal amounts of loans receivable that have been charged off, less the total amount of recoveries on previously charged-off loans, expressed as a percentage of the average loans receivable during the period, multiplied by 12. Recoveries include proceeds from the sale of charged-off receivables to third parties. The amount of charged-off receivables sold will vary month to month and is influenced by charge-off trends, market conditions, and credit loss performance targets.

(2)        Represents loans that are 30+ days past due as of the last day of the monthly period, divided by the total loans as of the last day of the monthly period.

Reported net credit loss and delinquency rates exclude the impact of loans receivable removed or reclassified from loans receivable on the Company’s balance sheet through its securitizations. Managed net credit loss and delinquency rates are derived by adjusting the reported financial information to add back securitized loan balances. A reconciliation of reported and managed net credit losses, 30+ day delinquencies and loans receivable for the month ended June 30, 2005 is provided in the following table (unaudited).

(dollars in thousands)	Reported	Securitized (1)	Managed
Net Credit Losses	$41,280	$80,293	$121,573
Average Loans Receivable Balance	$7,778,922	$10,530,948	$18,309,870
Net Credit Loss Rate	6.37%		7.97%

30+ Day Delinquencies	$221,792	$677,246	$899,038
End of Month Loans Receivable Balance	$6,866,450	$11,699,468	$18,565,918
30+ Day Delinquency Rate	3.23%		4.84%

(1)        The securitized amounts provide a reconciliation between reported and managed financial disclosures in accordance with the Securities and Exchange Commission Regulation G. The securitized amounts are not the equivalent of loan balances transferred to the Company’s securitization trust because they exclude the senior seller’s interest in such loans. The senior seller’s interest, which is an undivided interest in the loans transferred to the securitization trust, is included in reported loans receivable. The securitized amounts include the seller’s interest subordinated component, which represents the Company’s retained interest in outstanding accrued interest and fees that are allocated to securityholders’ interests and is reported in due from securitizations on the Company’s balance sheet.

Providian Financial Corporation

Allowance for Credit Losses

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands)	2005	2004	2005	2004

Balance at beginning of period	$439,008	$568,810	$599,703	$625,886
Provision for credit losses	96,386	182,017	157,231	270,869
Credit losses	(138,710)	(178,622)	(236,852)	(367,440)
Recoveries	24,853	28,274	42,555	71,164
Credit losses on loans held for securitization or sale (1)	—	—	(141,100)	—
Balance at end of period	$421,537	$600,479	$421,537	$600,479

(1)          The decrease in the allowance for credit losses of  $141.1 million represents the allowance for credit losses that, together with the outstanding balances of the higher-risk loans receivable, was transferred to loans held for securitization or sale as part of the adjustment to the fair value of approximately $309.3 million.

Providian Financial Corporation and Subsidiaries

Consolidated Statements of Financial Condition

	June 30,	December 31,
(dollars in thousands, except per share data)	2005	2004
	(unaudited)
Assets
Cash and cash equivalents	$208,406	$272,397
Federal funds sold and securities purchased under resale agreements	1,297,965	440,351
Investment securities:
Available-for-sale (at market value, amortized cost of $3,414,517 at June 30, 2005 and $4,083,634 at December 31, 2004)	3,405,749	4,072,695

Loans receivable	6,866,451	7,522,401
Less allowance for credit losses	(421,537)	(599,703)
Loans receivable, net	6,444,914	6,922,698

Due from securitizations	2,409,731	2,266,314
Deferred taxes	—	30,185
Premises and equipment, net	46,116	52,640
Interest receivable	53,164	57,807
Other assets	212,982	229,452
Total assets	$14,079,027	$14,344,539

Liabilities
Deposits:
Non-interest bearing	$43,525	$53,398
Interest bearing	8,761,279	9,417,606
	8,804,804	9,471,004

Short-term borrowings	343,058	342,080
Long-term borrowings	1,130,623	1,119,278
Accrued expenses and other liabilities	720,131	702,648
Total liabilities	10,998,616	11,635,010

Shareholders’ Equity
Common stock, par value $0.01 per share (authorized: 800,000,000 shares; issued: June 30, 2005–295,656,876 shares; December 31, 2004—293,980,878 shares)	2,957	2,940
Retained earnings	3,112,408	2,735,223
Cumulative other comprehensive income	(5,477)	(6,833)
Common stock held in treasury—at cost (June 30, 2005—921,680 shares; December 31, 2004—479,464 shares)	(29,477)	(21,801)
Total shareholders’ equity	3,080,411	2,709,529
Total liabilities and shareholders’ equity	$14,079,027	$14,344,539

Providian Financial Corporation and Subsidiaries

Consolidated Statements of Income

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands, except per share data) (unaudited)	2005	2004	2005	2004

Interest Income
Loans	$231,841	$209,621	$435,244	$427,521
Federal funds sold and securities purchased under resale agreements	3,773	1,826	6,571	8,105
Other	41,312	26,962	81,812	48,174
Total interest income	276,926	238,409	523,627	483,800

Interest Expense
Deposits	96,415	106,746	192,304	221,642
Borrowings	16,407	16,257	32,887	35,073
Total interest expense	112,822	123,003	225,191	256,715
Net interest income	164,104	115,406	298,436	227,085

Provision for credit losses	96,386	182,017	157,231	270,869

Net interest income (loss) after provision for credit losses	67,718	(66,611)	141,205	(43,784)

Non-Interest Income
Servicing and securitization	308,076	259,834	533,662	485,925
Credit product fee income	129,565	137,064	254,471	286,208
Other	8,530	4,360	48,850	15,904
	446,171	401,258	836,983	788,037

Non-Interest Expense
Salaries and employee benefits	67,125	70,048	131,148	151,528
Solicitation and advertising	64,312	65,410	127,749	117,981
Occupancy, furniture, and equipment	16,724	22,026	34,223	48,239
Data processing and communication	29,505	27,050	59,443	54,098
Other	46,564	74,559	132,655	153,253
	224,230	259,093	485,218	525,099

Income before income taxes	289,659	75,554	492,970	219,154
Income tax expense	64,348	25,640	134,638	75,573
Net Income	$225,311	$49,914	$358,332	$143,581

Earnings per common share — basic	$0.77	$0.17	$1.23	$0.50

Earnings per common share — assuming dilution	$0.67	$0.16	$1.08	$0.46

Weighted average common shares outstanding — basic (000)	291,381	288,355	291,291	288,246

Weighted average common shares outstanding — assuming dilution (000)	346,467	332,647	346,310	325,230

Providian National Bank

Total Risk-Based Capital Ratios as of  June 30, 2005  (1)

Providian
National Bank

Call Report Basis (2)	26.72%
Applying Subprime Guidance (3)	23.69%

(1)          Total risk-based capital (Tier 1 + Tier 2) divided by total risk-based assets.

(2)          Total risk-based capital ratio as shown on the June 30, 2005 Call Report.

(3)          Total risk-based capital ratio after applying the increased risk weightings under the Expanded Guidance for Subprime Lending Programs (“Subprime Guidance”).

Providian Financial Corporation and Subsidiaries

Reconciliation of Non-Interest Expense

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands) (unaudited)	2005	2004	2005	2004

Non-Interest Expense
Salaries and employee benefits	67,125	70,048	131,148	151,528
Solicitation and advertising	64,312	65,410	127,749	117,981
Occupancy, furniture, and equipment	16,724	22,026	34,223	48,239
Data processing and communication	29,505	27,050	59,443	54,098
Other	46,564	74,559	132,655	153,253
Total non-interest expense	224,230	259,093	485,218	525,099
Less: solicitation and advertising	(64,312)	(65,410)	(127,749)	(117,981)
Total non-interest expense, excluding solicitation and advertising	$159,918	$193,683	$357,469	$407,118

Providian Financial Corporation

Financial & Statistical Summary

Reconciliation of Reported and Managed Financial Measures

	Reported		Managed	Reported		Managed	Reported		Managed
	2005	Securitization	2005	2005	Securitization	2005	2004	Securitization	2004
(dollars in millions)	QTR 02	Adjustment	QTR 02	QTR 01	Adjustment	QTR 01	QTR 04	Adjustment	QTR 04
Earnings:
Interest Income Loans	$231.8	$501.1	$732.9	$203.4	$496.9	$700.3	$209.3	$528.0	$737.3
Interest Income Investments	45.1	(14.0)	31.1	43.3	(14.2)	29.1	43.1	(15.8)	27.3
Interest Expense	112.8	82.7	195.5	112.4	75.2	187.6	119.6	64.9	184.5
Net Interest Income	$164.1	$404.4	$568.5	$134.3	$407.5	$541.8	$132.8	$447.3	$580.1
Non-Interest Income	446.2	(141.1)	305.1	390.8	(109.1)	281.7	396.0	(120.6)	275.4
Total Net Revenue	$610.3	$263.3	$873.6	$525.1	$298.4	$823.5	$528.8	$326.7	$855.5

Financial Data:
Quarter:
Net Interest Income Loans	$161.6		$577.2	$136.4		$552.6	$142.2		$595.8
Net Interest Income Investments	2.5		(8.7)	(2.1)		(10.8)	(9.4)		(15.7)
Net Interest Income	$164.1		$568.5	$134.3		$541.8	$132.8		$580.1
Net Credit Losses	$114	$263	$377	$80	$299	$379	$119	$327	$446

Quarter End:
Total Loans	$6,866	$11,700	$18,566	$7,127	$10,962	$18,089	$7,522	$11,014	$18,536
Total Assets	$14,079	$9,907	$23,986	$14,047	$9,293	$23,340	$14,345	$9,292	$23,637

Quarter Average:
Total Loans (1)	$7,655	$10,507	$18,162	$7,164	$10,815	$17,979	$6,936	$10,928	$17,864
Earning Assets (1)	$12,297	$10,507	$22,804	$12,027	$10,815	$22,842	$12,372	$10,928	$23,300
Total Assets	$14,037	$8,882	$22,919	$14,105	$9,139	$23,244	$14,340	$9,135	$23,475

	Reported		Managed	Reported		Managed
	2004	Securitization	2004	2004	Securitization	2004
(dollars in millions)	QTR 03	Adjustment	QTR 03	QTR 02	Adjustment	QTR 02
Earnings:
Interest Income Loans	$223.7	$497.5	$721.2	$209.6	$493.7	$703.3
Interest Income Investments	35.0	(15.2)	19.8	28.8	(10.9)	17.9
Interest Expense	119.4	47.6	167.0	123.0	40.9	163.9
Net Interest Income	$139.3	$434.7	$574.0	$115.4	$441.9	$557.3
Non-Interest Income	421.2	(109.2)	312.0	401.3	(66.9)	334.4
Total Net Revenue	$560.5	$325.5	$886.0	$516.7	$375.0	$891.7

Financial Data:
Quarter:
Net Interest Income Loans	$149.3		$588.1	$138.8		$576.3
Net Interest Income Investments	(10.0)		(14.1)	(23.4)		(19.0)
Net Interest Income	$139.3		$574.0	$115.4		$557.3
Net Credit Losses	$128	$326	$454	$150	$375	$525

Quarter End:
Total Loans	$7,307	$10,594	$17,901	$6,884	$10,361	$17,245
Total Assets	$13,836	$8,849	$22,685	$13,535	$8,661	$22,196

Quarter Average:
Total Loans (1)	$7,340	$10,129	$17,469	$6,611	$10,167	$16,778
Earning Assets (1)	$11,782	$10,129	$21,911	$11,479	$10,167	$21,646
Total Assets	$13,622	$8,455	$22,077	$13,432	$8,600	$22,032

(1)  The Q1 2005 average balances exclude loans held for securitization or sale in the amount of $183 million.

Non-GAAP Managed Financial Information

Loans that have been securitized and sold to third party investors are not considered to be our assets under GAAP and therefore are not shown on our balance sheet. However, the interests we retain in the securitized loan pools create financial exposure to the current and expected cash flows of the securitized loans. Although the loans sold are not on our balance sheet, their performance can affect some or all of our retained interests as well as our results of operations and our financial position. In addition, we continue to service these loans.

Because of this continued exposure and involvement, we use managed financial information to evaluate our historical performance, assess our current condition, and plan our future operations. We believe that managed financial information supplements our GAAP information and is helpful to the reader’s understanding of our consolidated financial condition and results of operations. “Reported” financial information refers to GAAP financial information. “Managed” financial information is derived by adjusting the reported financial information to add back securitized loan balances and the related finance charge and fee income, credit losses, and net interest costs.

The Company in its July 21, 2005 earnings call will be disclosing certain projected financial measures relating to expected performance on a managed basis, such as net credit losses, net interest income margin, and non-interest income margin.  The Company develops such projections on a managed basis using managed financial information and does not in the normal course derive comparable GAAP projections.  Developing such comparable GAAP projections would be unreasonably burdensome and in the opinion of management such comparable GAAP projections would not provide to the users of the financial information a significant benefit in understanding the Company’s expected future performance.